Exhibit 99.1
Trimble Announces First Quarter 2023 Results

•Record annualized recurring revenue of $1.65 billion, up 13 percent on an organic basis
•First quarter total revenue of $915 million, down 8 percent on a year-over-year basis, down 3 percent year-over-year on an organic basis
•Record GAAP gross margin of 61.3 percent and record non-GAAP gross margin of 64.2 percent

WESTMINSTER, Colo., May 3, 2023 - Trimble Inc. (NASDAQ:TRMB) today announced financial results for the first quarter of 2023.
First Quarter 2023 Financial Highlights
•Revenue of $915.4 million, down 8 percent on a year-over-year basis, down 3 percent year-over-year on an organic basis
•Annualized recurring revenue ("ARR") was $1.65 billion, up 12 percent year-over-year, up 13 percent on an organic basis
•GAAP operating income was $137.0 million and non-GAAP operating income was $226.1 million
•GAAP net income was $128.8 million and non-GAAP net income was $177.9 million
•Diluted earnings per share ("EPS") was $0.52 on a GAAP basis and $0.72 on a non-GAAP basis
•Adjusted EBITDA of $248.8 million, 27.2 percent of revenue

Executive Quote
"Record annualized recurring revenue of $1.65 billion and record gross margin of 64.2 percent in the first quarter demonstrates the quality of our Connect and Scale strategy," said Rob Painter, Trimble's president and chief executive officer. "Our first quarter total revenue and profitability exceeded expectations that we communicated to shareholders in February. We are updating 2023 guidance to reflect the Transporeon acquisition, which closed on April 3, 2023."
Forward Looking Guidance
For the full-year 2023, Trimble now expects to report revenue between $3,835 million and $3,935 million and non-GAAP EPS of $2.52 to $2.72. The full-year 2023 non-GAAP EPS assumes a tax rate of 17.5 percent to 18.0 percent, and approximately 250 million shares outstanding. For the second quarter of 2023, Trimble expects to report revenue between $962 million and $992 million and non-GAAP EPS of $0.55 to $0.61. The second quarter of 2023 non-GAAP EPS assumes a tax rate of 17.5 percent, and approximately 249 million shares outstanding. Trimble is unable to provide a quantitative reconciliation of these measures to GAAP with a reasonable degree of accuracy because Trimble has not estimated the fair value of the assets and liabilities, including intangible assets and related amortization expense, associated with the Transporeon acquisition. An explanation of how we calculate non-GAAP EPS and other information relating to this non-GAAP measure is included in the supplemental schedule attached.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on May 3, 2023 at 8:00 a.m. ET to review its first quarter 2023 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (888) 660-6347 (U.S.) or (929) 201-6594 (international). The conference ID is 1043223. The replay will also be available on the web at the address above.
About Trimble
Trimble is an industrial technology company transforming the way the world works by delivering solutions that enable our customers to thrive. Core technologies in positioning, modeling, connectivity and data analytics connect the digital and physical worlds to improve productivity, quality, safety, transparency and sustainability. From purpose-built products to enterprise lifecycle solutions, Trimble is transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about our future financial and operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The

Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, effectively integrate new acquisitions or consummate divestitures in a timely manner. The Company's results would also be negatively impacted due to weakness and deterioration in the US and global macroeconomic outlook, including slowing growth, inflationary pressures and increases in interest rates, which may affect demand for our products and services and increase our costs, adversely affecting our revenues and profitability, supply chain shortages and disruptions, the pace at which our dealers work through their inventory, adverse geopolitical developments and the potential impact of volatility and conflict in the political and economic environment, including the Russian conflict with Ukraine and its direct and indirect impact on our business, foreign exchange fluctuations, the pace we transition our business model towards a subscription model, the imposition of barriers to international trade, and the impact of acquisitions or divestitures. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company's position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company's expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	First Quarter of
	2023	2022
Revenue:
Product	$434.4	$566.8
Subscription and services	481.0	426.9
Total revenue	915.4	993.7
Cost of sales:
Product	216.2	306.9
Subscription and services	115.4	114.7
Amortization of purchased intangible assets	23.0	22.5
Total cost of sales	354.6	444.1
Gross margin	560.8	549.6
Gross margin (%)	61.3%	55.3%
Operating expense:
Research and development	159.3	140.3
Sales and marketing	135.4	131.9
General and administrative	110.7	101.5
Restructuring charges	6.7	6.9
Amortization of purchased intangible assets	11.7	12.1
Total operating expense	423.8	392.7
Operating income	137.0	156.9
Non-operating income (expense), net:
Interest expense, net	(19.7)	(16.0)
Income from equity method investments, net	11.4	9.7
Other income (expense), net	31.9	(12.1)
Total non-operating income (expense), net	23.6	(18.4)
Income before taxes	160.6	138.5
Income tax provision	31.8	28.2
Net income	$128.8	$110.3
Earnings per share:
Basic	$0.52	$0.44
Diluted	$0.52	$0.44
Shares used in calculating earnings per share:
Basic	247.2	250.8
Diluted	248.7	252.8

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of	As of
	First Quarter of	Year End
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$1,038.1	$271.0
Accounts receivable, net	578.8	643.3
Inventories	409.4	402.5
Other current assets	212.6	201.4
Total current assets	2,238.9	1,518.2
Property and equipment, net	215.1	219.0
Operating lease right-of-use assets	113.2	121.2
Goodwill	4,176.6	4,137.9
Other purchased intangible assets, net	484.3	498.1
Deferred income tax assets	432.4	438.4
Other non-current assets	352.4	336.2
Total assets	$8,012.9	$7,269.0
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$300.0	$300.0
Accounts payable	166.5	175.5
Accrued compensation and benefits	130.8	159.4
Deferred revenue	659.3	639.1
Other current liabilities	224.3	188.1
Total current liabilities	1,480.9	1,462.1
Long-term debt	1,786.9	1,220.0
Deferred revenue, non-current	101.5	98.5
Deferred income tax liabilities	119.9	157.8
Income taxes payable	40.9	40.9
Operating lease liabilities	99.6	105.1
Other non-current liabilities	138.0	134.4
Total liabilities	3,767.7	3,218.8
Stockholders' equity:
Common stock	0.2	0.2
Additional paid-in-capital	2,107.5	2,054.9
Retained earnings	2,355.9	2,230.0
Accumulated other comprehensive loss	(218.4)	(234.9)
Total stockholders' equity	4,245.2	4,050.2
Total liabilities and stockholders' equity	$8,012.9	$7,269.0

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Quarter of
	2023	2022
Cash flow from operating activities:
Net income	$128.8	$110.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	9.8	10.0
Amortization expense	34.7	34.6
Deferred income taxes	(33.8)	(16.8)
Stock-based compensation	33.5	28.3
Change in fair value of derivatives	(26.9)	(0.1)
Other, net	(0.9)	16.8
(Increase) decrease in assets:
Accounts receivable, net	62.1	(34.6)
Inventories	(11.1)	(42.7)
Other current and non-current assets	(6.2)	(14.6)
Increase (decrease) in liabilities:
Accounts payable	(9.1)	7.8
Accrued compensation and benefits	(26.5)	(75.6)
Deferred revenue	19.5	73.3
Other current and non-current liabilities	34.8	56.3
Net cash provided by operating activities	208.7	153.0
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(33.3)	—
Purchases of property and equipment	(6.4)	(14.5)
Other, net	12.0	1.1
Net cash used in investing activities	(27.7)	(13.4)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	14.0	(2.4)
Repurchases of common stock	—	(104.7)
Proceeds from debt and revolving credit lines	1,097.1	118.8
Payments on debt and revolving credit lines	(523.4)	(118.8)
Other, net	(4.3)	(2.6)
Net cash provided by (used in) financing activities	583.4	(109.7)
Effect of exchange rate changes on cash and cash equivalents	2.7	1.6
Net increase in cash and cash equivalents	767.1	31.5
Cash and cash equivalents - beginning of period	271.0	325.7
Cash and cash equivalents - end of period	$1,038.1	$357.2

REPORTING SEGMENTS
(In millions)
(Unaudited)

	Reporting Segments
	Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST QUARTER OF 2023:
Segment revenue	$399.5	$152.4	$208.6	$154.9

Segment operating income	$113.3	$37.3	$79.1	$23.4

Segment operating income as a % of segment revenue	28.4%	24.5%	37.9%	15.1%

FIRST QUARTER OF 2022:
Segment revenue	$397.6	$207.5	$229.9	$158.7

Segment operating income	$120.7	$57.9	$75.1	$9.2

Segment operating income as a % of segment revenue	30.4%	27.9%	32.7%	5.8%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		First Quarter of
		2023		2022
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$915.4		$993.7

GROSS MARGIN:
GAAP gross margin:		$560.8	61.3%	$549.6	55.3%
Amortization of purchased intangible assets	(A)	23.0		22.5
Acquisition / divestiture items	(B)	0.2		—
Stock-based compensation / deferred compensation	(C)	3.5		2.2
Restructuring and other costs	(D)	0.3		1.1
Non-GAAP gross margin:		$587.8	64.2%	$575.4	57.9%

OPERATING EXPENSES:
GAAP operating expenses:		$423.8	46.3%	$392.7	39.5%
Amortization of purchased intangible assets	(A)	(11.7)		(12.1)
Acquisition / divestiture items	(B)	(6.8)		(3.9)
Stock-based compensation / deferred compensation	(C)	(31.9)		(22.8)
Restructuring and other costs	(D)	(11.7)		(11.6)
Non-GAAP operating expenses:		$361.7	39.5%	$342.3	34.4%

OPERATING INCOME:
GAAP operating income:		$137.0	15.0%	$156.9	15.8%
Amortization of purchased intangible assets	(A)	34.7		34.6
Acquisition / divestiture items	(B)	7.0		3.9
Stock-based compensation / deferred compensation	(C)	35.4		25.0
Restructuring and other costs	(D)	12.0		12.7
Non-GAAP operating income:		$226.1	24.7%	$233.1	23.5%

NON-OPERATING INCOME (EXPENSE), NET:
GAAP non-operating income (expense), net:		$23.6		$(18.4)
Acquisition / divestiture items	(B)	(31.6)		8.9
Deferred compensation	(C)	(2.0)		3.3
Restructuring and other costs	(D)	1.3		0.1
Non-GAAP non-operating expense, net:		$(8.7)		$(6.1)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(G)		(G)
INCOME TAX PROVISION:
GAAP income tax provision:		$31.8	19.8%	$28.2	20.4%
Non-GAAP items tax effected	(E)	11.2		18.1
Difference in GAAP and Non-GAAP tax rate	(F)	(3.5)		(4.1)
Non-GAAP income tax provision:		$39.5	18.2%	$42.2	18.6%

NET INCOME:
GAAP net income:		$128.8		$110.3
Amortization of purchased intangible assets	(A)	34.7		34.6
Acquisition / divestiture items	(B)	(24.6)		12.8

Stock-based compensation / deferred compensation	(C)	33.4		28.3
Restructuring and other costs	(D)	13.3		12.8
Non-GAAP tax adjustments	(E) - (F)	(7.7)		(14.0)
Non-GAAP net income:		$177.9		$184.8

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share:		$0.52		$0.44
Amortization of purchased intangible assets	(A)	0.14		0.14
Acquisition / divestiture items	(B)	(0.10)		0.05
Stock-based compensation / deferred compensation	(C)	0.14		0.11
Restructuring and other costs	(D)	0.05		0.05
Non-GAAP tax adjustments	(E) - (F)	(0.03)		(0.06)
Non-GAAP diluted net income per share:		$0.72		$0.73

ADJUSTED EBITDA:
GAAP net income:		$128.8		$110.3
Non-operating income (expense), net and income tax provision		8.2		46.6
GAAP operating income:		137.0		156.9
Amortization of purchased intangible assets	(A)	34.7		34.6
Acquisition / divestiture items	(B)	7.0		3.9
Stock-based compensation / deferred compensation	(C)	35.4		25.0
Restructuring and other costs	(D)	12.0		12.7
Non-GAAP operating income:		226.1		233.1
Depreciation expense and cloud computing amortization		11.3		10.5
Income from equity method investments, net		11.4		9.7
Adjusted EBITDA:		$248.8	27.2%	$253.3	25.5%

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

This press release includes GAAP financial measures as well as Non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. We believe these non-GAAP financial measures provide useful information to investors and others in understanding our "core operating performance", which excludes (i) the effect of non-cash items and certain variable charges not expected to recur; and (ii) transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. Lastly, we believe that our core operating performance offers a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors.
The non-GAAP definitions, and explanations to the adjustments to comparable GAAP measures are included below:
Non-GAAP Definitions
Non-GAAP gross margin
We define Non-GAAP gross margin as GAAP gross margin, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business.
Non-GAAP operating expenses
We define Non-GAAP operating expenses as GAAP operating expenses, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue.
Non-GAAP operating income
We define Non-GAAP operating income as GAAP operating income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, deferred compensation, and restructuring and other costs. We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending.
Non-GAAP non-operating expense, net
We define Non-GAAP non-operating expense, net as GAAP non-operating income (expense), net, excluding acquisition/divestiture items, deferred compensation, and restructuring and other costs. We believe this measure helps investors evaluate our non-operating expense trends.
Non-GAAP income tax provision
We define Non-GAAP income tax provision as GAAP income tax provision, excluding charges and benefits such as net deferred tax impacts resulting from the non-U.S. intercompany transfer of intellectual property, tax law changes, and significant one-time reserve releases upon the statute of limitations expirations. We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates.
Non-GAAP net income
We define Non-GAAP net income as GAAP net income, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate.
Non-GAAP diluted net income per share
We define Non-GAAP diluted net income per share as GAAP diluted net income per share, excluding the effects of amortization of purchased intangible assets, acquisition/divestiture items, stock-based compensation, restructuring and other costs, and non-GAAP tax adjustments. We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company.

Adjusted EBITDA
We define Adjusted EBITDA as non-GAAP operating income plus depreciation expense and income from equity method investments, net. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or cash flow from operating activities as a measure of liquidity. Adjusted EBITDA is a performance measure that we believe offers a useful view of the overall operations of our business because it facilitates operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, depreciation, amortization of purchased intangibles, and cloud computing costs.
Explanations of Non-GAAP adjustments
(A)Amortization of purchased intangible assets. Non-GAAP gross margin and operating expenses exclude the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed.
(B)Acquisition / divestiture items. Non-GAAP gross margin and operating expenses exclude acquisition costs consisting of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs, including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Non-GAAP non-operating expense, net, excludes unusual one-time acquisition/divestiture charges, including foreign currency exchange rate gains/losses related to an acquisition, divestiture gains/losses, and strategic investment impairments. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(C)Stock-based compensation / deferred compensation. Non-GAAP gross margin and operating expenses exclude stock-based compensation and income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities.
(D)Restructuring and other costs. Non-GAAP gross margin and operating expenses exclude restructuring and other costs comprised of termination benefits related to reductions in employee headcount and closure or exit of facilities, executive severance agreements, costs incurred in exiting business activities in Russia and Belarus, other business exit costs, Bridge Facility fees, as well as a $20 million commitment to donate to the Trimble Foundation that was paid over four quarters.
(E)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (D) on non-GAAP net income.
(F)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and significant one-time reserve releases upon statute of limitations expirations.
(G)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue, including subscription, maintenance and support revenue, and term license contracts for the quarter. ARR is calculated by taking our recurring revenue for the current quarter and adding the portion of the contract value of all of our term licenses attributable to the current quarter, and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.
Organic Annualized Recurring Revenue
Organic annualized recurring revenue refers to annualized recurring revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.
Organic Revenue
Organic revenue refers to revenue excluding the impacts of (i) foreign currency translation, and (ii) acquisitions and divestitures.